Exhibit 99.1

PepsiCo Reports Third-Quarter 2020 Results; Provides Updated 2020 Financial Targets
Reported (GAAP) Third-Quarter and Year-to-Date 2020 Results

	Third-Quarter	Year-to-Date
Net revenue growth	5.3%	3.0%
Foreign exchange impact on net revenue	(2)%	(2)%
Earnings per share (EPS)	$1.65	$3.79
EPS change	10%	(4)%
Foreign exchange impact on EPS	(3)%	(2)%
Organic/Core (non-GAAP)1 Third-Quarter and Year-to-Date 2020 Results

	Third-Quarter	Year-to-Date
Organic revenue growth	4.2%	3.6%
Core EPS	$1.66	$4.05
Core constant currency EPS change	9%	2%
PURCHASE, N.Y. - October 1, 2020 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2020.
“Despite the ongoing volatility and complexity in our operating environment, I believe our third quarter performance reinforces the diversification of our portfolio, the resilience and agility of our teams across every continent and demonstrates our ability to support our customers and communities during their time of need while also delivering good results for our shareholders,” said Chairman and CEO Ramon Laguarta.
“Our reported revenue increased 5.3 percent, while our reported earnings per share increased 10 percent. Organic revenue increased 4.2 percent and core constant currency earnings per share increased 9 percent. These results reflect the continued strength of our global snacks and food business and a significant improvement in our global beverage business.
As the environment continues to evolve, we remain committed to executing on our strategy to become Faster, Stronger and Better and win in the marketplace. Given our year-to-date business performance and based on what we can reasonably predict at this time, we are providing an update to our full-year 2020 guidance and now expect to deliver approximately 4 percent organic revenue growth and approximately $5.50 in core earnings per share.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core,” “Constant Currency,” and “Free Cash Flow,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s updated 2020 financial targets. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 5, 2020 (Q3 2020 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.

Summary Third-Quarter 2020 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	—	(1)	6	2.5
Quaker Foods North America	6	—	—	6	4
PepsiCo Beverages North America	6	—	(2.5)	3		(1)
Latin America	(13)	14	—	1	2	(7)
Europe	3	3.5	—	7	4	11
Africa, Middle East and South Asia	31	2	(35)	(2)	6	(6)
Asia Pacific, Australia and New Zealand and China Region	15	—	(10)	5	7	6
Total	5	2	(3)	4	3	1

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	5	(1)	—	4
Quaker Foods North America	15	(2)	—	14
PepsiCo Beverages North America	9	2	—	12
Latin America	(10)	(5)	15	0.5
Europe	5	(1.5)	4.5	8
Africa, Middle East and South Asia	(9)	3	1	(5)
Asia Pacific, Australia and New Zealand and China Region	(1.5)	1	(0.5)	(1)
Corporate unallocated expenses	(12)	20	—	8
Total	5.5	(3)	2	5

EPS	10	(4)	3	9

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Summary Year-to-Date 2020 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	—	(0.5)	7	4
Quaker Foods North America	11	—	—	12	13
PepsiCo Beverages North America	2	—	(1.5)	0.5		(2)
Latin America	(10)	12	—	2	1	(5)
Europe	1	4	—	5	4	8
Africa, Middle East and South Asia	13	1	(14)	—	3.5	(11)
Asia Pacific, Australia and New Zealand and China Region	11	2	(4)	9	9	(1)
Total	3	2	(2)	4	4	(2)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	4	—	—	4
Quaker Foods North America	26	—	—	25
PepsiCo Beverages North America	(19)	3	—	(16)
Latin America	(11)	(3)	12	(2)
Europe	7	(9)	5	3
Africa, Middle East and South Asia	(30)	28	—	(2)
Asia Pacific, Australia and New Zealand and China Region	27	(10)	1	19
Corporate unallocated expenses	20	(10)	—	11
Total	(4.5)	2	2	—

EPS	(4)	3	2	2

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including commodity mark-to-market net impacts.
Based on our year-to-date results and what we can reasonably forecast for the balance of this year, we are providing an update to our full-year financial outlook today. The Company now expects:
•Full-year organic revenue growth to be approximately 4 percent;
•Full-year core earnings per share of $5.50 compared to 2019 core earnings per share of $5.53; and
•Approximately $10 billion in cash from operating activities and free cash flow of approximately $6 billion, which assumes net capital spending of approximately $4 billion.

In addition, the Company continues to expect:
•A core effective tax rate of approximately 21 percent; and
•Total cash returns to shareholders of approximately $7.5 billion, comprised of dividends of approximately $5.5 billion and share repurchases of approximately $2 billion.

Based on current market consensus rates, the Company now expects foreign exchange translation headwinds to negatively impact net revenue and core earnings per share performance by (2) percentage points and this expectation is reflected in its core EPS guidance.

Earnings Discussion and Conference Call
At approximately 6:30 a.m. (Eastern time) on October 1, 2020, the Company will post a pre-recorded management discussion of its third quarter 2020 results and business update, including its outlook for 2020, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 1, 2020, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/5/2020	9/7/2019	9/5/2020	9/7/2019
Net Revenue	$18,091	$17,188	$47,917	$46,521
Cost of sales	8,156	7,694	21,371	20,786
Gross profit	9,935	9,494	26,546	25,735
Selling, general and administrative expenses (a)	6,924	6,639	19,292	18,143
Operating Profit	3,011	2,855	7,254	7,592
Other pension and retiree medical benefits income	86	38	247	163
Net interest expense and other	(264)	(224)	(789)	(651)
Income before income taxes	2,833	2,669	6,712	7,104
Provision for income taxes	526	559	1,396	1,529
Net income	2,307	2,110	5,316	5,575
Less: Net income attributable to noncontrolling interests	16	10	41	27
Net Income Attributable to PepsiCo	$2,291	$2,100	$5,275	$5,548

Diluted
Net income attributable to PepsiCo per common share	$1.65	$1.49	$3.79	$3.94
Weighted-average common shares outstanding	1,390	1,405	1,393	1,409
(a)The increase in selling, general and administrative expenses for the 12 weeks ended September 5, 2020 as compared to the 12 weeks ended September 7, 2019, primarily reflects certain charges taken as a result of the novel coronavirus (COVID-19) pandemic. The increase in selling, general and administrative expenses for the 36 weeks ended September 5, 2020 as compared to the 36 weeks ended September 7, 2019, primarily reflects the charges taken as a result of the COVID-19 pandemic and higher merger and integration charges.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/5/2020	9/7/2019	9/5/2020	9/7/2019
Net Revenue
Frito-Lay North America	$4,399	$4,105	$12,746	$11,930
Quaker Foods North America	608	576	1,906	1,710
PepsiCo Beverages North America	5,958	5,643	15,766	15,475
Latin America	1,654	1,904	4,531	5,031
Europe	3,323	3,222	7,887	7,842
Africa, Middle East and South Asia	1,252	957	2,866	2,533
Asia Pacific, Australia and New Zealand and China Region	897	781	2,215	2,000
Total	$18,091	$17,188	$47,917	$46,521

Operating Profit
Frito-Lay North America	$1,353	$1,286	$3,833	$3,694
Quaker Foods North America	145	126	491	391
PepsiCo Beverages North America	697	640	1,391	1,719
Latin America	250	277	700	785
Europe	480	455	977	909
Africa, Middle East and South Asia	193	210	386	551
Asia Pacific, Australia and New Zealand and China Region	163	166	494	388
Corporate unallocated expenses	(270)	(305)	(1,018)	(845)
Total	$3,011	$2,855	$7,254	$7,592

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/5/2020	9/7/2019
Operating Activities
Net income	$5,316	$5,575
Depreciation and amortization	1,731	1,634
Share-based compensation expense	186	169
Restructuring and impairment charges	124	282
Cash payments for restructuring charges	(166)	(248)
Inventory fair value adjustments and merger and integration charges	286	46
Cash payments for merger and integration charges	(97)	(4)
Pension and retiree medical plan expenses	121	165
Pension and retiree medical plan contributions	(501)	(391)
Deferred income taxes and other tax charges and credits	96	195
Net tax related to the Tax Cuts and Jobs Act (TCJ Act)	—	(29)
Tax payments related to the TCJ Act	(78)	(393)
Change in assets and liabilities:
Accounts and notes receivable	(1,430)	(1,716)
Inventories	(549)	(573)
Prepaid expenses and other current assets	(202)	(264)
Accounts payable and other current liabilities	289	80
Income taxes payable	583	347
Other, net	414	188
Net Cash Provided by Operating Activities	6,123	5,063

Investing Activities
Capital spending	(2,074)	(1,959)
Sales of property, plant and equipment	26	63
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(6,373)	(2,628)
Divestitures	4	253
Short-term investments, by original maturity:
More than three months - purchases	(400)	—
More than three months - maturities	—	8
More than three months - sales	—	3
Three months or less, net	23	13
Other investing, net	33	(38)
Net Cash Used for Investing Activities	(8,761)	(4,285)

Financing Activities
Proceeds from issuances of long-term debt	10,564	3,098
Payments of long-term debt	(814)	(2,954)
Short-term borrowings, by original maturity:
More than three months - proceeds	4,069	6
More than three months - payments	(1,801)	—
Three months or less, net	(11)	94
Cash dividends paid	(4,094)	(3,971)
Share repurchases - common	(1,543)	(2,268)
Proceeds from exercises of stock options	145	282
Withholding tax payments on restricted stock units and performance stock units converted	(86)	(100)
Other financing	(18)	(16)
Net Cash Provided by/(Used for) Financing Activities	6,411	(5,829)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(184)	(11)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	3,589	(5,062)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,570	10,769
Cash and Cash Equivalents and Restricted Cash, End of Period	$9,159	$5,707

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$431	$304

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	9/5/2020	12/28/2019
ASSETS
Current Assets
Cash and cash equivalents	$9,094	$5,509
Short-term investments	611	229
Accounts and notes receivable, net	9,295	7,822
Inventories:
Raw materials and packaging	1,798	1,395
Work-in-process	275	200
Finished goods	2,062	1,743
	4,135	3,338
Prepaid expenses and other current assets	925	747
Total Current Assets	24,060	17,645
Property, Plant and Equipment, net	19,726	19,305
Amortizable Intangible Assets, net	1,515	1,433
Goodwill	18,603	15,501
Other indefinite-lived intangible assets	17,671	14,610
Indefinite-Lived Intangible Assets	36,274	30,111
Investments in Noncontrolled Affiliates	2,752	2,683
Deferred Income Taxes	4,357	4,359
Other Assets	3,357	3,011
Total Assets	$92,041	$78,547

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,692	$2,920
Accounts payable and other current liabilities	19,317	17,541
Total Current Liabilities	26,009	20,461
Long-Term Debt Obligations	37,879	29,148
Deferred Income Taxes	4,217	4,091
Other Liabilities	10,341	9,979
Total Liabilities	78,446	63,679
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,383 and 1,391 shares, respectively)	23	23
Capital in excess of par value	3,848	3,886
Retained earnings	63,013	61,946
Accumulated other comprehensive loss	(15,357)	(14,300)
Repurchased common stock, in excess of par value (484 and 476 shares, respectively)	(38,044)	(36,769)
Total PepsiCo Common Shareholders’ Equity	13,483	14,786
Noncontrolling interests	112	82
Total Equity	13,595	14,868
Total Liabilities and Equity	$92,041	$78,547

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results, free cash flow and organic revenue growth. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 and 36 weeks ended September 5, 2020 and September 7, 2019, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2020 Form 10-Q. For further information regarding these excluded items for the year ended December 28, 2019, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plans publicly announced in 2019 and 2014.

Inventory fair value adjustments and merger and integration charges
In the 36 weeks ended September 5, 2020, charges related to our acquisitions of BFY Brands, Inc. (BFY Brands), Rockstar Energy Beverages (Rockstar), Pioneer Food Group Ltd. (Pioneer Foods) and Hangzhou Haomusi Food Co., Ltd. (Be & Cheery).
In the 36 weeks ended September 7, 2019, and in the year ended December 28, 2019 charges primarily related to our acquisition of SodaStream International Ltd.
Pension-related settlement charges
In the year ended December 28, 2019, settlement charges related to the purchase of a group annuity contract and settlement charges related to one-time lump sum payments to certain former employees who had vested benefits.
Net tax related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for acquisitions and financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic revenue growth: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, when applicable, the impact of the 53rd reporting week.
2020 guidance
Our 2020 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2020 core effective tax rate guidance and 2020 core EPS guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. We are unable to reconcile our full year projected 2020 organic revenue growth to our full year projected 2020 reported net revenue growth because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2020 core effective tax rate to our full year projected 2020 reported effective tax rate and our full year projected 2020 core EPS to our full year projected 2020 reported EPS because we are unable to predict the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 5, 2020
(unaudited)

	12 Weeks Ended 9/5/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Volume(c)	Effective net pricing
Frito-Lay North America	7%	—	(1)	6%	3	4
Quaker Foods North America	6%	—	—	6%	4	2
PepsiCo Beverages North America	6%	—	(2.5)	3%	(1.5)	5
Latin America	(13)%	14	—	1%	1	—
Europe	3%	3.5	—	7%	5	1
Africa, the Middle East and South Asia	31%	2	(35)	(2)%	1	(2.5)
Asia Pacific, Australia and New Zealand and China Region	15%	—	(10)	5%	5	—
Total	5%	2	(3)	4%	2	3

	36 Weeks Ended 9/5/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Volume(c)	Effective net pricing
Frito-Lay North America	7%	—	(0.5)	7%	4	2
Quaker Foods North America	11%	—	—	12%	13	(1)
PepsiCo Beverages North America	2%	—	(1.5)	0.5%	(2)	3
Latin America	(10)%	12	—	2%	1	2
Europe	1%	4	—	5%	4	1
Africa, Middle East and South Asia	13%	1	(14)	—%	(1)	0.5
Asia Pacific, Australia and New Zealand and China Region	11%	2	(4)	9%	6	3
Total	3%	2	(2)	4%	2	2
(a)Adjustments primarily reflect Pioneer Foods (AMESA), as well as Be & Cheery (APAC), Rockstar (PBNA) and BFY Brands (FLNA). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)Organic revenue growth is a financial measure that is not in accordance with GAAP.
(c)Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Summary Third-Quarter 2020 Performance and Summary Year-to-Date 2020 Performance tables on pages 3 and 4, respectively, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 36 Weeks Ended September 5, 2020
(unaudited)

	12 Weeks Ended 9/5/2020
		Impact of Items Affecting Comparability				Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5%	—	(1)	—	4%	—	4%
Quaker Foods North America	15%	—	(2)	—	14%	—	14%
PepsiCo Beverages North America	9%	—	—	2	11%	—	12%
Latin America	(10)%	—	(5)	—	(15)%	15	0.5%
Europe	5%	—	—	(1)	4%	4.5	8%
Africa, Middle East and South Asia	(9)%	—	(2)	5	(6)%	1	(5)%
Asia Pacific, Australia and New Zealand and China Region	(1.5)%	—	(2)	3	—%	(0.5)	(1)%
Corporate unallocated expenses	(12)%	25	(2)	(3)	8%	—	8%
Total Operating Profit	5.5%	(3)	(1)	1	3%	2	5%
Net Income Attributable to PepsiCo	9%	(3)	(2)	1	5.5%	3	8%
Net Income Attributable to PepsiCo per common share – diluted	10%	(3)	(2)	1	7%	3	9%

	36 Weeks Ended 9/5/2020
		Impact of Items Affecting Comparability					Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Net tax related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4%	—	—	1	—	4%	—	4%
Quaker Foods North America	26%	—	—	—	—	25%	—	25%
PepsiCo Beverages North America	(19)%	—	(1)	4	—	(16)%	—	(16)%
Latin America	(11)%	—	(3)	—	—	(14)%	12	(2)%
Europe	7%	—	(5)	(5)	—	(2)%	5	3%
Africa, Middle East and South Asia	(30)%	—	(2)	30	—	(2)%	—	(2)%
Asia Pacific, Australia and New Zealand and China Region	27%	—	(12)	2	—	17%	1	19%
Corporate unallocated expenses	20%	(9)	2	(3)	—	11%	—	11%
Total Operating Profit	(4.5)%	1	(2)	3	—	(2)%	2	—%
Net Income Attributable to PepsiCo	(5)%	1	(2)	4	0.5	(2)%	2	1%
Net Income Attributable to PepsiCo per common share – diluted	(4)%	1	(2)	4	0.5	(0.5)%	2	2%
(a)Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 5, 2020 and September 7, 2019
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/5/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$8,156	$9,935	$6,924	$3,011	$86	$526	$2,291	$1.65	18.6%
Items Affecting Comparability
Mark-to-market net impact	38	(38)	33	(71)	—	(16)	(55)	(0.04)	(0.1)
Restructuring and impairment charges	(1)	1	(59)	60	1	13	48	0.03	—
Inventory fair value adjustments and merger and integration charges	(11)	11	(32)	43	—	16	27	0.02	0.3
Core, Non-GAAP Measure (a)	$8,182	$9,909	$6,866	$3,043	$87	$539	$2,311	$1.66	18.8%

	12 Weeks Ended 9/7/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,694	$9,494	$6,639	$2,855	$38	$559	$2,100	$1.49	21.0%
Items Affecting Comparability
Mark-to-market net impact	(13)	13	9	4	—	1	3	—	—
Restructuring and impairment charges	(10)	10	(83)	93	5	16	82	0.06	(0.2)
Inventory fair value adjustments and merger and integration charges	—	—	(7)	7	—	1	6	—	—
Core, Non-GAAP Measure (a)	$7,671	$9,517	$6,558	$2,959	$43	$577	$2,191	$1.56	20.8%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
36 Weeks Ended September 5, 2020 and September 7, 2019
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/5/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$21,371	$26,546	$19,292	$7,254	$247	$1,396	$5,275	$3.79	20.8%
Items Affecting Comparability
Mark-to-market net impact	14	(14)	(40)	26	—	8	18	0.01	—
Restructuring and impairment charges	(4)	4	(112)	116	8	23	101	0.07	—
Inventory fair value adjustments and merger and integration charges	(30)	30	(256)	286	—	32	254	0.18	(0.4)
Core, Non-GAAP Measure (a)	$21,351	$26,566	$18,884	$7,682	$255	$1,459	$5,648	$4.05	20.4%

	36 Weeks Ended 9/7/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$20,786	$25,735	$18,143	$7,592	$1,529	$27	$5,548	$3.94	21.5%
Items Affecting Comparability
Mark-to-market net impact	19	(19)	31	(50)	(12)	—	(38)	(0.03)	—
Restructuring and impairment charges	(100)	100	(182)	282	57	4	221	0.16	(0.1)
Inventory fair value adjustments and merger and integration charges	(34)	34	(12)	46	8	—	38	0.03	—
Net tax related to the TCJ Act	—	—	—	—	29	—	(29)	(0.02)	0.4
Core, Non-GAAP Measure (a)	$20,671	$25,850	$17,980	$7,870	$1,611	$31	$5,740	$4.07	21.8%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended September 5, 2020 and September 7, 2019
(in millions, unaudited)

	12 Weeks Ended 9/5/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,353	$—	$2	$1	$1,356
Quaker Foods North America	145	—	—	—	145
PepsiCo Beverages North America	697	—	29	17	743
Latin America	250	—	5	—	255
Europe	480	—	13	—	493
Africa, Middle East and South Asia	193	—	2	10	205
Asia Pacific, Australia and New Zealand and China Region	163	—	1	5	169
Corporate unallocated expenses	(270)	(71)	8	10	(323)
Total	$3,011	$(71)	$60	$43	$3,043

	12 Weeks Ended 9/7/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,286	$—	$16	$—	$1,302
Quaker Foods North America	126	—	2	—	128
PepsiCo Beverages North America	640	—	26	—	666
Latin America	277	—	22	—	299
Europe	455	—	15	5	475
Africa, Middle East and South Asia	210	—	5	2	217
Asia Pacific, Australia and New Zealand and China Region	166	—	4	—	170
Corporate unallocated expenses	(305)	4	3	—	(298)
Total	$2,855	$4	$93	$7	$2,959
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
36 Weeks Ended September 5, 2020 and September 7, 2019
(in millions, unaudited)

	36 Weeks Ended 9/5/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,833	$—	$9	$26	$3,868
Quaker Foods North America	491	—	1	—	492
PepsiCo Beverages North America	1,391	—	32	60	1,483
Latin America	700	—	14	—	714
Europe	977	—	29	—	1,006
Africa, Middle East and South Asia	386	—	9	169	564
Asia Pacific, Australia and New Zealand and China Region	494	—	4	5	503
Corporate unallocated expenses	(1,018)	26	18	26	(948)
Total	$7,254	$26	$116	$286	$7,682

	36 Weeks Ended 9/7/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,694	$—	$22	$—	$3,716
Quaker Foods North America	391	—	2	—	393
PepsiCo Beverages North America	1,719	—	42	—	1,761
Latin America	785	—	43	—	828
Europe	909	—	74	43	1,026
Africa, Middle East and South Asia	551	—	21	2	574
Asia Pacific, Australia and New Zealand and China Region	388	—	41	—	429
Corporate unallocated expenses	(845)	(50)	37	1	(857)
Total	$7,592	$(50)	$282	$46	$7,870
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/5/2020		9/5/2020
Reported gross margin performance	(32)	bps	8	bps
Mark-to-market net impact	(29)		1
Restructuring and impairment charges	(6)		(21)
Inventory fair value adjustments and merger and integration charges	6		(1)
Core gross margin performance (a)	(60)	bps	(13)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/5/2020		9/5/2020
Reported operating margin performance	3	bps	(118)	bps
Mark-to-market net impact	(42)		16
Restructuring and impairment charges	(21)		(36)
Inventory fair value adjustments and merger and integration charges	20		50
Core operating margin performance (a)	(40)	bps	(89)	bps
Fiscal 2019 Diluted EPS Reconciliation

Year Ended
12/28/2019
Reported diluted EPS	$5.20
Mark-to-market net impact	(0.06)
Restructuring and impairment charges	0.21
Inventory fair value adjustments and merger and integration charges	0.03
Pension-related settlement charges	0.15
Net tax related to the TCJ Act	(0.01)
Core diluted EPS (a)	$5.53
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2020
	Guidance
Net cash provided by operating activities	$	~	$10
Net capital spending		~	$(4)
Free cash flow (b)	$	~	$6

(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See pages A-5 through A-6 for a discussion of each of these adjustments.
(b)Free cash flow is a financial measure that is not in accordance with GAAP.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2020 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of the spread of COVID-19; future demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity or reinvestment initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; water scarcity; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that can result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in the e-commerce channel and hard discounters; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; failure to adequately protect our intellectual property rights or infringement of intellectual property rights of others; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.